Exhibit 23.3

CONSENT OF THIGPEN, JONES, SEATON & CO., PC

As independent public accountants, we hereby consent to incorporation by reference in this Registration Statement of Atlantic Southern Financial Group, Inc. on Form S-4 of our report on Atlantic Southern Financial Group, Inc. and Subsidiary dated January 10, 2006, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the headings “Experts” in such Prospectus.

/s/ THIGPEN, JONES, SEATON & CO., PC

Dublin, Georgia
November 22, 2006